Exhibit 32.1

CERTIFICATIONS

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of BioNeutral Group, Inc. (the “Company”) on Form 10-Q for the period ended July 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Lowenthal, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 22, 2014	/s/ Mark Lowenthal
	Name:	Mark Lowenthal
	Title:	Interim Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)